UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): AUGUST 13, 2007
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On August 13, 2007, the John R. Wilson Revocable Declaration of Trust dated May 21, 1999, as amended and restated on March 23, 2007 (“Wilson Trust”), entered in a stock trading plan intended to comply with Rule 10b-5-1 of the Securities Exchange Act of 1934, as amended (the “Plan”). John R. Wilson, a director of Quanta Services, Inc. (the “Company”) and the Company’s President of the Electric Power and Gas Division, is a trustee of the Wilson Trust and the beneficial owner of all the shares of the Company’s common stock held by the Wilson Trust. Under the terms of the Plan, Mr. Wilson, as a trustee of the Wilson Trust, will sell up to 50,000 shares of the Company’s common stock at or above a specified market price. The Plan will become effective on September 13, 2007 and will remain effective until terminated in accordance with the terms of the Plan. Mr. Wilson has informed the Company that he will publicly disclose any sales made under the Plan through appropriate filings with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 13, 2007

QUANTA SERVICES, INC.
By:	TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel